Exhibit 4.3

SERIES B WARRANT CERTIFICATE

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate Evidencing Warrants to Purchase
Common Stock, par value of $0.01 per share, as described herein.

Palatin Technologies, Inc.

No. Series B ___________ CUSIP: 696077171

VOID AFTER 5:00 P.M., NEW YORK TIME,
ON MARCH 2, 2017

This certifies that ________________________ or registered assigns is the registered holder of _____________________ warrants to purchase certain securities (each a “Warrant”).  Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Palatin Technologies, Inc., a Delaware corporation (the “Company”), 0.913 of one share (collectively, the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), at the Exercise Price set forth below.  The price per share at which each Warrant Share may be purchased at the time each Warrant is exercised (the “Exercise Price”) is $1.00 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Warrant Agreement.

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole or in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on March 2, 2012 and terminating at 5:00 P.M., New York City time, on March 2, 2017 (the “Expiration Date”); provided that the Increased Shares Amendment is effected prior to exercise.  Each Warrant remaining unexercised after 5:00 P.M., New York City time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to American Stock Transfer & Trust Company (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 6201 15th Avenue, Brooklyn, New York 11219, (i) this Warrant Certificate or, in the case of a Book-Entry Warrant Certificate (as defined in the Warrant Agreement), the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate or properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and substantially in the form included on the reverse of this Warrant Certificate and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds.  If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date.  If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable.  In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.  The validity of any exercise of Warrants will be determined by the Company in its reasonable discretion and such determination will be final and binding upon the holder of the Warrants and the Company.  The Warrant Agent shall notify a holder of Warrants of any purported invalidity of any exercise of Warrants.

In the event that a registration statement covering the issuance of Warrant Shares that are the subject of an Election to Purchase is unavailable (the “Unavailable Warrant Shares”), the registered holder may, in its sole discretion, exercise a Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
          B

For purposes of the foregoing formula:

A= the total number of shares with respect to which the Warrant is then being exercised (which shall include both the number of Warrant Shares issued to the registered holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

B= the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the fifteen (15) consecutive Trading Days ending on the date immediately preceding the date of the Election to Purchase (the “Fair Market Value”).

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

The Company shall provide to the registered holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DTC transfer (or otherwise without restrictive legend), because (A) the Commission has issued a stop order with respect to the

Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (D) otherwise (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the registered holder has exercised a Warrant in accordance with the terms of the Warrant but prior to the delivery of the Warrant Shares, the Company shall (i) if the Fair Market Value of the Warrant Shares is greater than the Exercise Price, provide written notice to the registered holder that the Company will deliver that number of Warrant Shares to the registered holder as should be delivered in a Cashless Exercise, and return to the registered holder all consideration paid to the Company in connection with the registered holder’s attempted exercise of the Warrant (a “Company-Elected Conversion”), or (ii) at the election of the registered holder to be given within five (5) days of receipt of notice of a Company-Elected Conversion, the registered holder shall be entitled to rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by registered holder for such shares upon such rescission.  If a Restrictive Legend Event has occurred and no exemption from the registration requirements is available (including, without limitation, under Section 3(a)(9) of the Act by virtue of a Cashless Exercise), this Warrant shall not be exercisable.  The Company shall not be required to make any cash payments or net cash settlement to the registered holder in lieu of issuance of the Warrant Shares.  The Company shall give prompt written notice to the registered holder of any cessation of a Restrictive Legend Event (the “Re-Effectiveness Notice”). The Expiration Date of the Warrant shall be extended for a period of five (5) days following receipt by the registered holder of the Re-Effectiveness Notice.

Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise would be unlawful.  The exercise of the Warrants may only be settled by delivery of Warrant Shares or cash and the registered holders shall not be entitled to the payment of cash in lieu of Warrant Shares (net cash settlement) upon exercise of the Warrants pursuant to the terms of the Warrant Agreement or this Warrant Certificate regardless of whether the Warrant Shares are registered pursuant to an effective registration statement (and a prospectus relating thereto is available for use).

Warrants may be exercised only in whole numbers of Warrants.  No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number.  If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the registered holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

The accrual of dividends, if any, on the Warrant Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to the Common Stock.  From and after the issuance of such Warrant Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Common Stock and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Warrant Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to the Common Stock.

The Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

Unless the original holder of this Warrant has provided timely written notification in accordance with the terms of the Warrant Agreement that it has elected not to be subject to the provisions of this paragraph, notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the registered holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act (but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations similar to the limitations set forth herein), does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  By exercising or redeeming for shares any portion of its Warrants, a holder shall be deemed to represent irrevocably that such limitation is not exceeded (subject to the criteria for determining the number of outstanding shares set forth in Section 3.3.12 of the Warrant Agreement).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Holder, (x) upon not less than 61 days’ prior notice to the Company and the Warrant Agent or (y) under any agreement between the Holder, the Company and the Warrant Agent entered on or prior to the date the Warrants are issued pursuant to which the Holder agrees to an increased beneficial interest limitation, may increase or decrease that limitation up to 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and the Warrant Agent. This provision shall not restrict the number of shares of Common Stock which a registered holder may receive or beneficially own in order to determine the amount of securities or other consideration that such holder may receive in the event of a transaction contemplated by Section 4 of the Warrant Agreement, with respect to the issuance of shares of Common Stock pursuant to Section 7.6 of the Warrant Agreement in connection with a Fundamental Transaction described in Section 10.1(i) of the Warrant Agreement in which the Company is not the surviving entity to the extent that the number of shares beneficially owned by the holder and its Affiliates in the successor entity immediately following the consummation of such Fundamental Transaction does not exceed 9.99% of the outstanding common stock of such successor entity or to the extent the Common Stock is not deemed to constitute an “equity security” pursuant to Rule 13d-1(i) of the Securities Exchange Act of 1934 and the applicable regulations of the Securities and Exchange Commission.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby entitles the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

These Warrants are subject to certain assumptions and redemption rights as provided in Section 7.6 of the Warrant Agreement.

These Warrants may be assigned, in whole or in part, upon execution by the registered holder of an assignment in substantially the form attached hereto.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of March 1, 2011 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof.  Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 4C Cedar Brook Drive, Cranbury, New Jersey 08512.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of March 1, 2011

PALATIN TECHNOLOGIES, INC.

By:  ________________________
Name: Stephen T. Wills
Title: Executive Vice President – Operations and Chief Financial Officer

American Stock Transfer & Trust Company,
as Warrant Agent

By:  ________________________
Name:
Title:

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a bank wire transfer in immediately available funds, in each case payable to the Warrant Agent, in an amount equal to the Exercise Price in full for the Warrants exercised.  In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose.  The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES
TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on __________, ____ (the “Exercise Date”), _____________ Warrants, evidenced by this Warrant Certificate, to purchase, _________________ shares (the “Warrant Shares”) of Common Stock, par value of $0.01 per share (the “Common Stock”) of Palatin Technologies, Inc., a Delaware corporation (the “Company”), and represents that on or before the Exercise Date such holder has tendered payment for such Warrant Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, in the amount of $_____________ in accordance with the terms hereof.  The undersigned requests that said number of Warrant Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated:  ______________ __, ____

Name __________________________
(Please Print)

/   /   /   / - /   /   /- /   /   /   /   /
(Insert Social Security or Other Identifying Number of Holder)

Address ________________________
________________________

Signature _______________________

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:

6201 15th Avenue,
Brooklyn, New York 11219

By mail at:

6201 15th Avenue
Brooklyn, New York 11219

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Warrant Shares and/or Warrant Certificates)

Name in which Warrant Shares
are to be registered if other than
in the name of the registered holder
of this Warrant Certificate:                                                 ______________________________

Address to which Warrant Shares
are to be mailed if other than to the
address of the registered holder of
this Warrant Certificate as shown on
the books of the Warrant Agent:                                      ______________________________
 (Street Address)

______________________________
 (City and State) (Zip Code)

Name in which Warrant Certificate
evidencing unexercised Warrants, if any,
are to be registered if other than in the
name of the registered holder of this
Warrant Certificate:                                                                _____________________________

Address to which certificate representing
unexercised Warrants, if any, are to be
mailed if other than to the address of
the registered holder of this Warrant
Certificate as shown on the books of
the Warrant Agent:                                                             ______________________________
 (Street Address)

______________________________
 (City and State) (Zip Code)

Dated:

______________________________
Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate.  If Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm

Address

Area Code
    and Number  _____________________

Authorized
   Signature

Name

Title

Dated:  _______________ ___________, 20___

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, _________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO ________________________________________________________
______________________________________________________________________

_____________________________                _________________________________
(Please print name and address                                                                (Please insert social security or
including zip code of assignee)                                                                other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

_____________________________________________
Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate).